Exhibit (d)(7)

                            NEW ENGLAND ZENITH FUND

                             SUB-ADVISORY AGREEMENT
                          (Davis Venture Value Series)


     This Sub-Advisory Agreement (this "Agreement") is entered into as of January 1, 2001, by and among New England Investment Management, LLC a Delaware limited liability company (the "Manager"), Davis Selected Advisers, L.P., a Delaware limited partnership (the "Sub-Adviser"), and Davis Selected Advisers -NY, Inc., a Delaware corporation ("DSA-NY").

     WHEREAS, the Manager has entered into an Advisory Agreement dated August 30, 1996 (the "Advisory Agreement") with New England Zenith Fund (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to the Davis Venture Value Series of the Trust (the "Series");

     WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

     WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement;

     WHEREAS, the Manager and the Sub-Adviser desire to retain DSA-NY to render certain services as described herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

1.   Sub-Advisory Services.
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          a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code) and
Section 817 of the Code, all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Series as the Manager shall determine are necessary in order for the Series to comply with the Policies.

          b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of the Series with representatives or agents of the Manager, the Administrator or the Trust at their reasonable request. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator or the Trust with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Trust from time to time, including without limitation all material as reasonably may be requested to the Trustees of the Trust pursuant to
Section 15(c) of the 1940 Act.

          c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's and DSA-NY's respective Forms ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

     2.   Obligations of the Manager.
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          a. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

          b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3.   Custodian. The Manager shall provide the Sub-Adviser with a copy of
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the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

     4.   Proprietary Rights. The Manager agrees and acknowledges that the
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Sub-Adviser is the sole owner of the name and mark "Venture" and that all use of any designation consisting in whole or part of "Venture" (a "Venture Mark") under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any Venture Mark in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Trust not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any Venture Mark(s) as soon as reasonably practicable.

     5.   Expenses. Except for expenses specifically assumed or agreed to be
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paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

     6.   Purchase and Sale of Assets. Absent instructions from the Manager to
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the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.

     7.   Compensation of the Sub-Adviser. As full compensation for all services
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rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 0.45% of the first $100 million of the average daily net assets of the Series, 0.40% of the next $400 million of such assets and 0.35% of such assets in excess of $500 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the

Series pursuant to the Advisory Agreement. The Manager may from time to time waive the compensation it is entitled to receive from the Trust, however, any such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

     8.   Non-Exclusivity. The Manager and the Series agree that the services of
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the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager.

     9.   Liability. Except as may otherwise be provided by the 1940 Act or
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other federal securities laws, neither the Sub-Adviser, DSA-NY nor any of their officers, directors, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's or DSA-NY's duties or by reason of reckless disregard by the Sub-Adviser or DSA-NY of their obligations and duties. The Manager shall hold harmless and indemnify the Sub-Adviser and DSA-NY for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser or DSA-NY with respect to the Series under this Agreement. The Manager acknowledges and agrees that the Sub-Adviser and DSA-NY make no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Sub-Adviser or DSA-NY, whether public or private.

     10.  Effective Date and Termination. This Agreement shall become effective
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as of the date of its execution, and

          a. unless otherwise terminated, this Agreement shall continue in effect until August 30, 2001, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the

Trust who are not interested persons of the Trust, the Manager, the Sub-Adviser or DSA-NY, cast in person at a meeting called for the purpose of voting on such approval;

          b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

          c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

          d. this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Manager and the Trust, or, if approved by the Board of Trustees of the Trust, by the Manager on sixty days' written notice to the Sub-Adviser; and

          e. if the Sub-Adviser requires the Series to change its name so as to eliminate all references to the word "Venture" then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

     11.  Amendment. This Agreement may be amended at any time by mutual consent
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of the Manager, the Sub-Adviser and DSA-NY, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager, the Sub-Adviser or DSA-NY, cast in person at a meeting called for the purpose of voting on such approval.

     12.  Certain Definitions. For the purpose of this Agreement, the terms
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"vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     13.  Delegation to DSA-NY etc.
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          a. The Sub-Adviser may from time to time delegate to DSA-NY any or all of the responsibilities of the Sub-Adviser hereunder (but shall not delegate any of the rights of the Sub-Adviser hereunder); provided, however, that the Sub-Adviser shall be liable under this Agreement for any acts or omissions of DSA-NY to the same extent as if such acts or omissions were committed by the Sub-Adviser itself.

          b. The Sub-Adviser shall compensate DSA-NY for all reasonable direct and indirect costs associated with DSA-NY's performance of services hereunder. In no event shall DSA-NY be entitled to any compensation hereunder from any person other than the Sub-Adviser (including without limitation the Manager, the Administrator or the Trust).

     14.  General.
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          a. The Sub-Adviser and DSA-NY may perform their services through any of their employees, officers or agents, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser or DSA-NY, identified in such notice, shall assume such duties as of a specific date.

          b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

          c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                            NEW ENGLAND INVESTMENT MANAGEMENT, LLC


                           By: /s/ John F. Guthrie, Jr.
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                               John F. Guthrie, Jr.
                               Senior Vice President


                           DAVIS SELECTED ADVISERS, L.P.
                           By:  Davis Investments, LLC, Inc., as General Partner


                           By: /s/ Kenneth C. Eich
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                              Name:  Kenneth C. Eich
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                              Title: Chief Operating Officer
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                           DAVIS SELECTED ADVISERS - NY, INC.

                           By: /s/ Thomas Tays
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                              Name:  Thomas Tays
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                              Title: Vice President
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